EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                     Contact:                   David M. Findlay
                                                                                                                                                                           President and
                                                                                                                                                                           Chief Financial Officer
                                                                                                                                                                           (574) 267-9197

LAKE CITY BANK ANNOUNCES ELECTION OF BLAKE W. AUGSBURGER TO BOARD

Warsaw, Indiana (August 10, 2011) – Lakeland Financial Corporation (NASDAQ Global Select/LKFN) and Lake City Bank, today announced that Blake W. Augsburger has been appointed to their respective Boards of Directors.

Mr. Augsburger is an Executive Vice President and serves as the America’s Country Manager of Harman International, a Fortune 500 company.  He also serves as the President of the Harman Professional Division, which is based in Elkhart, Indiana.  Harman (NYSE/HAR) designs and manufactures branded audio and infotainment products and systems for the automotive, consumer and professional customer.

Michael L. Kubacki, Chairman, Chief Executive Officer, commented on the appointment, “Blake’s professional experience will be a strong asset to Lake City Bank.  As a senior officer of a publicly traded company with a worldwide presence, Blake will provide our board with great guidance and a valuable set of financial and operational skills.”

Augsburger commented, “Lake City Bank has a reputation as a pro-business lender in its markets.  I’ve learned firsthand that the Bank is a committed corporate citizen that is focused on long term shareholder value.  As an Indiana-based company, Lake City Bank competes effectively every day with larger regional and national competitors and I look forward to helping the Bank grow smartly as it continues its expansion.”

Lakeland Financial Corporation is a $2.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana and expects to open a full service office in Indianapolis during the fourth quarter of 2011.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Capital Americas, L.P., Morgan Stanley & Co., Inc., Sterne Agee & Leach, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.